UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) April 12, 2005
                                                      ----------------

CYCLE COUNTRY ACCESSORIES CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

       NEVADA                      	333-68570             42-1523809
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(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


2188 Highway 86 Milford, Iowa  51351
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(Address of principal executive offices)


Registrant's telephone number, including area code    (712) 338-2701

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2005, Cycle Country Accessories Corp. through a wholly owned subsidiary entered into an Agreement and Plan of Merger with Simonsen Iron Works. Pursuant to the terms of the Agreement, in exchange for 100% of the outstanding shares of Simonsen, the existing shareholders of Simonsen will receive cash consideration of $7,000,000 and $8,000,000 worth of the registrant's common stock. The shares of common stock will be valued at the greater of: (a) the average of the closing prices for registrant's common stock as reported by the American Stock Exchange for each of the 30 consecutive trading days beginning on the 31st calendar day after the Closing Date and ending on the 30th trading day thereafter ("Pricing Period") and (b) $6.65. The registrant has also entered into a Registration Rights Agreement with the shareholders of Simonsen and agreed to register the shares of common stock for resale. The Agreement and Plan of Merger is attached hereto as
Exhibit 10.1 and the Registration Rights Agreement is attached hereto as
Exhibit 10.2.

ITEM  9.01.  FINANCIAL  STATEMENTS AND EXHIBITS.


(c)	Exhibits

10.1	Agreement and Plan of Merger by and among Cycle Country Accessories
Corp., a Nevada corporation, its wholly owned subsidiary Cycle Country Accessories Corporation, an Iowa corporation, Simonsen Iron Works,
Inc., an Iowa corporation, and Simonsen's stockholders.

10.2 Registration Rights Agreement.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CYCLE COUNTRY ACCESSORIES CORP.

Date   April 18, 2005
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                                             By: /s/ Ronald C. Hickman
                                    		--------------------------
                                     		Ronald C. Hickman
                                     		Principal Executive Officer,
                                     		President and Director